UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2005

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	330804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858 202 4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2005, Illumina, Inc. signed a definitive agreement and plan of merger with CyVera Corporation, a privately-held company, which will become a wholly-owned subsidiary of Illumina, Inc. upon closing. Under the terms of the agreement, the aggregate consideration for the transaction is $17.5 million, consisting of approximately 1.5 million shares of Illumina, Inc. common stock and the payment of approximately $2.3 million of CyVera's liabilities at the closing. The closing is subject to customary closing conditions and is expected to occur by the end of March 2005. A copy of of press release dated February 22, 2005 is attached hereto as Exhibit 99.2.

Item 2.02. Results of Operations and Financial Condition.

On February 22, 2005, Illumina, Inc. issued a press release announcing financial results for the fourth quarter and fiscal year ended January 2, 2005. A copy of this press release is attached hereto as Exhibit 99.1. This information and the exhibits hereto, are being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities and Exchange Act of 1934, as amended. The information in this report shall not be incorporated by reference into any filing of Illumina, Inc. with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release dated February 22, 2005 announcing Illumina Inc.'s financial results for the fourth quarter and fiscal year ended January 2, 2005.

99.2 Press release dated February 22, 2005 announcing plan of merger with CyVera Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

February 22, 2005	By:	Timothy M. Kish

Name: Timothy M. Kish
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 22, 2005 announcing Illumina Inc.'s financial results for the fourth quarter and fiscal year ended January 2, 2005.
99.2	Press release dated February 22, 2005 announcing plan of merger with CyVera Corporation.